UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 10, 2021

MERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-23460	04-3683628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Easter Ave. Suite 200, Las Vegas, NV 89123

(Address of principal executive offices) (Zip Code)

604-500-4157

Registrant’s telephone number, including area code

2240 NW 19 th Street, Suite 911, Boca Raton, Florida 33431

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 10, 2021, the Company entered into an agreement with Revive through its wholly owned subsidiary All Your Foods USA, Inc. bringing business currently revenueing into the corporation. Revive provides healthy and delicious premium pre-portioned frozen Superfoods smoothies, oats, meals and more delivered right to the customers door. Revive currently delivers over a million smoothies a month. The Company is Revives food Production and development partner.

All your foods has officially become the main food production company outside of Revives production for new and soon existing products.

This two year deal will see AYF and Revive develop new products and improve on existing ones.

9.01 Exhibits

99.1         Revive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mera Pharmaceuticals, Inc.

Dated: June 14, 2021	By:	/s/ Benny Doro
	Name:	Benny Doro
	Title:	Chief Executive Officer and President